EXHIBIT 10.2
SECOND LOAN MODIFICATION AGREEMENT
This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 29, 2011, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 100 Matsonford Road, Building 5, Suite 555, Radnor, Pennsylvania 19087 (“Bank”), (ii) SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation (“SFE”), with offices located at 435 Devon Park Drive, Building 800, Wayne, Pennsylvania 19087, SAFEGUARD DELAWARE, INC., a Delaware corporation (“SDI”), SAFEGUARD SCIENTIFICS (DELAWARE), INC., a Delaware corporation (“SSI”), and SAFEGUARD DELAWARE II, INC., a Delaware corporation (“SDII”, and together with SFE, SDI, and SSI, individually and collectively, jointly and severally, the “Borrower”). each with offices located at 1105 N. Market St., Suite 1300, Wilmington, DE 19801.
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 27, 2009, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of May 27, 2009, between Borrower and Bank, as amended by a certain Joinder and First Loan Modification Agreement, dated as of December 31, 2010 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
A.	Modification to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following definition from Section 13.1 thereof:
“ “Minimum Required Balance” means funds of not less than Fifty Million Dollars ($50,000,000) maintained by Borrower in investments in accounts with Bank or Bank’s Affiliates, including (i) not less than Five Million Dollars ($5,000,000) in a non-interest bearing demand deposit account with Bank or Bank’s Affiliates and (ii) not less than Five Million Dollars ($5,000,000) in a money market mutual fund account with Bank or Bank’s Affiliates.”
and inserting in lieu thereof the following:
“ “Minimum Required Balance” means funds of not less than Fifty Million Dollars ($50,000,000) maintained by Borrower in investments in accounts with Bank or Bank’s Affiliates.”
4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
11. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Stephen T. Zarrilli

	Name:	Stephen T. Zarrilli
	Title:	Senior Vice President and Chief Financial Officer

SAFEGUARD DELAWARE, INC.

By:	/s/ Stephen T. Zarrilli

	Name:	Stephen T. Zarrilli
	Title:	Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	/s/ Stephen T. Zarrilli

	Name:	Stephen T. Zarrilli
	Title:	Vice President

SAFEGUARD DELAWARE II, INC.

By:	/s/ Stephen T. Zarrilli

	Name:	Stephen T. Zarrilli
	Title:	Vice President

BANK:

SILICON VALLEY BANK

By:	/s/ Denis R. Boyle

	Name:	Denis R. Boyle
	Title:	VP — Relationship Manager

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